Exhibit 5.1

Mourant Ozannes 5th Floor Waters Edge Building Meridian Plaza Road Town Tortola, British Virgin Islands T +1 284 852 1700 F +1 284 852 1799

ReTo Eco-Solutions, Inc.

c/o Beijing REIT Technology Development Co., Ltd.

Building X-702, 60 Anli Road, Chaoyang District

Beijing, People’s Republic of China 100101

22 March 2021

Our ref: 8036747/76980064/2

Dear Sirs

ReTo Eco-Solutions, Inc. (the Company)

We have acted as the Company's British Virgin Islands legal advisers in connection with its registration statement on Form F-1 (together with each amendment to it to date, the Registration Statement) which has been filed with the US Securities and Exchange Commission (the SEC) under the US Securities Act of 1933 (as amended) (the Securities Act).

We are providing this opinion as Exhibit 5.1 to the Registration Statement.

1.	Documents, searches and definitions
1.1	We have reviewed a copy of each of the following documents for the purposes of this opinion:
(a)	the Registration Statement;
(b)	a securities purchase agreement dated as of 1 March 2021 (the Securities Purchase Agreement) between the Company and YA II PN, Ltd. (YA II) as buyer;
(c)	a convertible debenture issued by the Company to YA II on 1 March 2021 (the Debenture) in a principal amount of US$2,300,000 and with number RETO-1;
(d)	a registration rights agreement dated 1 March 2021 between the Company and YA II as investor (the Registration Rights Agreement);
(e)	the Company's certificate of incorporation and memorandum and articles of association (the M&A) obtained from the Company Search (defined below);
(f)	a copy of the Company's register of directors (the Register of Directors) that was provided to us by the Company;
(g)	a copy of the Company's register of members (the Register of Members) that was provided to us by the Company;
(h)	the resolutions in writing of the directors of the Company passed on 1 March 2021 (the Previous Director Resolutions);

Mourant Ozannes is a British Virgin Islands partnership

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(i)	the resolutions in writing of the directors of the Company passed on 22 March 2021 (the Director Resolutions);
(j)	a certificate of the Company's registered agent dated 26 February 2021 (the Registered Agent's Certificate); and
(k)	a certificate of good standing for the Company dated 22 March 2021 (the Certificate of Good Standing) issued by the Registrar (defined below).
1.2	We have carried out the following searches (together, the Searches) in relation to the Company:
(a)	a search of the records maintained by the Registrar that were on file and available for public inspection on 22 March 2021 (the Company Search); and
(b)	a search of the records of proceedings in the BVI Courts (defined below) available for public inspection contained in the judicial enforcement management system (the electronic register of proceedings) maintained at the registry of the High Court of Justice of the Virgin Islands (the High Court) on 22 March 2021 (the High Court Search).
1.3	In this opinion:
(a)	agreement includes an agreement, deed or other instrument;
(b)	BVI means the territory of the British Virgin Islands;
(c)	BVI Courts means the Eastern Caribbean Supreme Court, Court of Appeal (Virgin Islands) and the High Court (Civil and Commercial Divisions), and BVI Court means any of them;
(d)	Companies Act means the BVI Business Companies Act 2004;
(e)	Company Records means the Company's M&A, the certificate of incorporation, the Register of Directors, the Register of Members, the Certificate of Good Standing and the Registered Agent's Certificate;
(f)	Conversion Share means an ordinary share with a par value of US$0.001 in the Company to be issued to YA II pursuant to the Securities Purchase Agreement and the Debenture;
(g)	Document means the Securities Purchase Agreement, the Debenture or the Registration Rights Agreement;
(h)	execute and its other grammatical forms mean (unless the context requires otherwise) that a document has been signed, dated and unconditionally delivered;
(i)	Insolvency Act means the Insolvency Act 2003;
(j)	non-assessable means, in relation to a Conversion Share, that the purchase price for which the Company agreed to issue that Conversion Share has been paid in full to the Company and that no further sum is payable to the Company in respect of that Conversion Share;
(k)	Prospectus means the prospectus that forms part of the Registration Statement;

(l)	Registrar means the Registrar of Corporate Affairs appointed under the Companies Act; and
(m)	signed means that a document has been duly signed or sealed.
2.	Assumptions

We have assumed (and have not independently verified) that:

2.1	each document examined by us:
(a)	whether it is an original or copy, is (along with any date, signature, initial, stamp or seal on it) genuine and complete, up-to-date and (where applicable) in full force and effect; and
(b)	was (where it was executed or filed after we reviewed it) executed or filed in materially the same form as the last draft of that document examined by us;
2.2	where we have only been sent a copy of the signed signature pages of any Document, each party to that Document has unconditionally delivered the entire document (including its signed signature page) in materially the same form as the last draft of that Document examined by us;
2.3	in causing the Company to enter into each Document, each director of the Company:
(a)	acted honestly, in good faith and in what the director believed to be the best interests of the Company;
(b)	exercised the director's powers as a director for a proper purpose; and
(c)	exercised the care, diligence and skill that a reasonable director would exercise in the same circumstances;
2.4	each director of the Company (and any alternate director) has disclosed to each other director any interest of that director (or alternate director) in the transactions contemplated by each Document in accordance with the Company's M&A;
2.5	each of the Previous Director Resolutions and the Director Resolutions were duly passed, are in full force and effect and have not been amended, revoked or superseded and any meeting at which the Previous Director Resolutions or the Director Resolutions were passed was duly convened, held and quorate throughout;
2.6	each document examined by us that has been signed by the Company:
(a)	has been signed by the person(s) authorised by the Company to sign it;
(b)	(where any signatory is a body corporate) it has been signed in accordance with that body corporate's constitution and then current signing authorities; and
(c)	has been dated and unconditionally delivered by the Company;
2.7	there are no documents or arrangements to which the Company is party or resolutions of the Company's directors or shareholders that conflict with, or would be breached by, or which prohibit the Company's entry into, or performance of its obligations under, each Document;
2.8	the Company is not insolvent (as defined in the Insolvency Act) and will not become insolvent as a result of executing, or performing its obligations under, any Document and no steps have been taken, or resolutions passed, to appoint a liquidator of the Company or appoint a receiver in respect of the Company or any of its assets;

2.9	the Company is not carrying on any financial services business (as defined in the Financial Services Commission Act 2001);
2.10	the Company is not, nor is it owned or controlled directly or indirectly by, a state or sovereign entity;
2.11	neither the Company nor any of its subsidiaries has an interest in any land in the BVI or in any shares, debt obligations or other securities of any body corporate which has an interest in land in the BVI;
2.12	each party to each Document (other than, as a matter of the laws of the British Virgin Islands, the Company) has:
(a)	the capacity and power;
(b)	taken all necessary action; and
(c)	obtained or made all necessary agreements, approvals, authorisations, consents, filings, licences, registrations and qualifications (whether as a matter of any law or regulation applicable to it or as a matter of any agreement binding upon it), to execute and perform its obligations under that Document;

2.13	each Document has been authorised and executed by each party to it (other than, as a matter of the laws of the British Virgin Islands, the Company);
2.14	the obligations of each party under each Document are legal, valid, binding and enforceable under all applicable laws other than the laws of the British Virgin Islands;
2.15	none of our opinions will be affected by the laws or public policy of any foreign jurisdiction;
2.16	the choice of the governing law of each Document was made in good faith;
2.17	YA II will not carry out any of its obligations under any Document in, or from within, the BVI;
2.18	in relation to the Searches:
(a)	all public records of the Company we have examined are complete and accurate;
(b)	all filings required to be made in relation to the Company with the Registrar have been made and there was no information which had been filed that did not appear on the records of the Company at the time of the Company Search; and
(c)	the information disclosed by the Searches was at the time of each search, and continues to be, accurate and complete;

2.19	the Company Records were and remain at the date of this opinion accurate and complete; and
2.20	no Conversion Share will be issued for a price which is less than its par value.
3.	Opinion

Subject to the assumptions, observations, qualifications and limitations set out in this opinion, and to matters not disclosed to us, we are of the following opinion.

3.1	Status: the Company is registered under the Companies Act, validly exists under the laws of the BVI and is of good standing with the Registrar. The Company is of good standing on the date of issue of the Certificate of Good Standing if it:
(a)	is listed on the register of companies maintained by the Registrar;
(b)	has paid to the Registrar all fees, annual fees and penalties due and payable; and
(c)	has filed with the Registrar a copy of its register of directors which is complete (to the satisfaction of the Registrar as to the requisite information relating to each director and is properly filed) or is not yet due to file its register of directors with the Registrar.
3.2	Issuance of Conversion Shares:
(a)	the Company has duly authorised the issuance of each Conversion Share;
(b)	when each Conversion Share has been issued and paid for as contemplated by the Securities Purchase Agreement and the Debenture, it will be validly issued, fully paid and non-assessable; and
(c)	when the Company's register of members has been updated to record the issuance of each Conversion Share to YA II, YA II will be deemed to have legal title to that Conversion Share.
4.	Qualifications and observations

This opinion is subject to the following qualifications and observations.

4.1	This opinion is subject to all laws relating to bankruptcy, dissolution, insolvency, re-organisation, liquidation, moratorium, court schemes and other laws and legal procedures of general application affecting or relating to the rights of creditors.
4.2	Where a director fails, in accordance with the Companies Act, to disclose an interest in a transaction entered into by a BVI company, the transaction is voidable.
4.3	The BVI Courts may
(a)	hold that despite any term of an agreement to the contrary:
(i)	any certificate, calculation, determination or designation of any party to the agreement is not conclusive, final and/or binding;
(ii)	any person exercising any discretion, judgment or opinion under the agreement must act in good faith and in a reasonable manner; and
(iii)	any power conferred by the agreement on one party to require another party to execute any documents or do any things the first party requires must be exercised reasonably; and

(b)	imply terms (for example, good faith between parties in relation to the performance of obligations) into an agreement governed by BVI.
4.4	Where a foreign law is expressly selected to govern an agreement:
(a)	matters of procedure upon enforcement of the agreement and assessment or quantification of damages will be determined by the BVI Courts in accordance with BVI law;
(b)	the proprietary effects of the agreement may be determined by the BVI Courts in accordance with the domestic law of the place where the relevant property is taken to be located;
(c)	the mode of performance of the agreement may be determined by the BVI Courts in accordance with the law of the place of performance; and
(d)	that law may not be applied by the BVI Courts to non-contractual obligations arising out of the agreement (even if it is expressly selected to do so).
4.5	The BVI Courts may:
(a)	stay or set aside proceedings where:
(i)	there is a more appropriate forum than the BVI where the action should be heard;
(ii)	earlier or concurrent proceedings have been commenced outside the BVI; or
(iii)	there has already been a final and conclusive judgment given on the merits by a foreign court of competent jurisdiction according to BVI conflicts of laws rules; and
(b)	grant injunctions restraining the commencement or continuance of proceedings outside the BVI.
4.6	The Company Search will not reveal any document which has not been filed with the Registrar or which was filed but was not registered or did not appear on the Company's file at the time of the Company Search.
4.7	The High Court Search will not reveal (among other things) if there are any:
(a)	proceedings or appointments that have not been filed or that have been filed but have not been recorded in the High Court's judicial enforcement management system or that have been filed but did not appear on the High Court's judicial enforcement management system at the time of the High Court Search;
(b)	proceedings commenced prior to 1 January 2000 if no document has been filed since that date;
(c)	proceedings against the Company that have been threatened but not filed;
(d)	files that have been sealed pursuant to a court order; or
(e)	arbitration proceedings in which the Company is a defendant or respondent.

5.	Limitations
5.1	This opinion is limited to the matters expressly stated in it and it is given solely in connection with the Registration Statement and each Document.
5.2	For the purposes of this opinion, we have only examined the documents listed in paragraph 1.1 above and carried out the Searches. We have not examined any term or document incorporated by reference, or otherwise referred to, whether in whole or part, in any Document and we offer no opinion on any such term or document.
5.3	We offer no opinion:
(a)	on whether the commercial terms of any Document reflect or achieve the intentions of the parties (unless otherwise expressly stated in this opinion);
(b)	on any factual statement, representation or warranty made or given in any Document unless otherwise expressly stated in this opinion;
(c)	as to whether the parties to any Document will be able to perform their obligations under it; or
(d)	as to the title or interest of any party to or in, or the existence or value of, any property or collateral the subject of any Document.
5.4	We have made no investigation of, and express no opinion with respect to, the laws of any jurisdiction other than the BVI or the effect of any Document under those laws. In particular, we express no opinion as to the meaning or effect of any foreign statutes referred to in any Document.
5.5	We assume no obligation to advise the Company (or any person we give consent to rely on this opinion) in relation to changes of fact or law that may have a bearing on the continuing accuracy of this opinion.
6.	Governing law

This opinion, and any non-contractual obligations arising out of it, are governed by, and to be interpreted in accordance with, BVI laws in force on the date of this opinion.

7.	Consent
7.1	This opinion is addressed to the Company in connection with each Document.
7.2	We consent to:
(a)	the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement; and
(b)	reference to us being made in the sections of the Prospectus under the headings Legal Matters and Enforceability of Civil Liabilities and elsewhere in the Prospectus.

In giving this consent, we do not admit that we are included in the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations promulgated by the SEC under the Securities Act.

Yours faithfully

/s/ Mourant Ozannes

Mourant Ozannes